Exhibit 5.1

Charles J. Bair

T: +1 858 550 6142

cbair@cooley.com

December 10, 2014

Kite Pharma, Inc.

2225 Colorado Avenue

Santa Monica, California 90404

Ladies and Gentlemen:

You have requested our opinion, as counsel to Kite Pharma, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, covering an underwritten public offering of up to 557,750 shares (the “Shares”) of the Company’s common stock, par value $0.001, including up to 72,750 Shares that may be sold pursuant to the exercise of an option to purchase additional shares. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-200615), which was declared effective on December 10, 2014 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prior Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

December 10, 2014

Page Two

Sincerely,

Cooley LLP

By:	/s/ Charles J. Bair
Charles J. Bair

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM